Exhibit 99.1

BioSpecifics Reports Fourth Quarter and Full Year 2019 Financial and Operating Results

•	16% year-over-year increase in royalty revenues for XIAFLEX®

•	22% year-over-year increase in fully diluted EPS

WILIMINGTON, Del., March 16, 2020 /PRNewswire/ — BioSpecifics Technologies Corp. (NASDAQ: BSTC), a biopharmaceutical company that originated and continues to develop collagenase-based therapies with a first in class collagenase-based product marketed as XIAFLEX® in North America, today announced its financial results for the fourth quarter and full year ended December 31, 2019 and provided a corporate update.

“BioSpecifics generated strong growth in 2019. We reported a 16% increase in royalty revenue received from our partner Endo’s sales of XIAFLEX® and our fully diluted earnings per share grew by 22%. Looking forward, we have a number of reasons to be enthusiastic about the future growth potential for XIAFLEX®. First, the market for XIAFLEX® in Dupuytren’s contracture and Peyronie’s disease continues to expand, second the FDA’s decision on Endo’s new BLA for the treatment of cellulite is expected in July 2020 and third Endo has announced the commencement of development programs in two new indications, adhesive capsulitis and plantar fibromatosis,” said J. Kevin Buchi, chief executive officer of BioSpecifics. “Operating from a position of sound financial strength, we intend to explore opportunities beyond XIAFLEX®.”

Fourth Quarter and Full Year 2019 Financial Results

BioSpecifics reported net income of $7.3 million for the fourth quarter ended December 31, 2019, or $1.00 per basic share and $1.00 per share on a fully diluted basis, compared to net income of $6.2 million, or $0.85 per basic share and $0.84 per share on a fully diluted basis, for the same period in 2018. For the full year ended December 31, 2019, the Company reported a net income of $24.5 million, or $3.34 per basic share and $3.33 per share on a fully diluted basis, compared to a net income of $20.1 million, or $2.77 per basic share and $2.73 per share on a fully diluted basis for the same period in 2018.

Total revenue for the fourth quarter ended December 31, 2019 was $11.8 million, compared to $9.9 million for the same period in 2018. For the full year ended December 31, 2019, total revenue was $38.2 million, compared to $33.0 million for the same period in 2018.

As of December 31, 2019, BioSpecifics had cash and cash equivalents and investments of $105.8 million, compared to $82.0 million as of December 31, 2018.

As of December 31, 2019, BioSpecifics had 7,339,578 million shares of common stock outstanding.

Commercial & Pipeline Highlights and Anticipated Upcoming Milestones

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BioSpecifics’ Royalty Revenues from the XIAFLEX® Commercial Franchise Grew by 16% Year-Over-Year for 2019: XIAFLEX® royalty revenue growth was attributable to royalties associated with higher net sales of XIAFLEX® by Endo International plc (Endo), in Dupuytren’s contracture and Peyronie’s disease.

•	Net Sales of XIAFLEX® Expected to Continue to Grow in 2020: BioSpecifics’ partner, Endo, expects that XIAFLEX® full year revenue growth will be approximately 20 percent in 2020.

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Endo’s Biologics License Application (BLA) filing for CCH for Treatment of Cellulite Accepted by U.S. Food and Drug Administration (FDA) in November 2019: On November 19, 2019, the FDA accepted for review the original BLA for CCH for the treatment of cellulite in the buttocks. The Prescription Drug User Fee Act (PDUFA) date for the BLA, has been set for July 6, 2020.

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Development in Two New Indications, Adhesive Capsulitis and Plantar Fibromatosis, Announced in 2020: Endo announced in 2020 that it expects to begin development in two new indications, adhesive capsulitis and plantar fibromatosis. Adhesive capsulitis, also known as frozen shoulder, is an inflammation and thickening of the shoulder capsule due to collagen which causes decreased motion in the shoulder. Plantar fibromatosis is a non-malignant thickening of the feet’s deep connective tissue or fascia. There are currently no FDA-approved pharmaceutical therapies available to treat either condition.

About BioSpecifics Technologies Corp.

BioSpecifics Technologies Corp. is a commercial-stage biopharmaceutical company. The company discovered and developed a proprietary form of injectable collagenase (CCH) which is currently marketed by BioSpecifics’ partner, Endo International plc (Endo), as XIAFLEX® in North America for the treatment of Dupuytren’s contracture and Peyronie’s disease. Endo expects a commercial approval in the second half of 2020 for a third CCH indication, cellulite, subject to U.S. Food and Drug Administration approval. The CCH research and development pipeline includes several additional potential indications; adhesive capsulitis, plantar fibromatosis and uterine fibroids. For more information, please visit www.biospecifics.com.

Forward-Looking Statements

This report includes “forward-looking statements” within the meaning of, and made pursuant to the safe harbor provisions of, the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding the Company’s strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, shareholder value, expected revenue growth, the effect of recent management and board leadership changes, and the assumptions underlying or relating to such statements, are “forward-looking statements.” These forward-looking statements include statements regarding the timing of, the approval by the FDA, and the commercial launch of CCH for the treatment of cellulite. In some cases, these statements can be identified by forward-looking words such as “expect,” “plan,” “anticipate,” “potential,” “estimate,” “can,” “will,” “continue,” the negative or plural of these words, and other similar expressions. These forward-looking statements are predictions based on our current expectations and our projections about future events and various assumptions. There can be no assurance that we will realize our expectations or that our beliefs will prove correct. There are a number of important factors that could cause BioSpecifics’ actual results to differ materially from those indicated by such forward-looking statements, including, but not limited to: the timing of regulatory filings and action; the ability of Endo to achieve its objectives for XIAFLEX®; the market for XIAFLEX® in, and timing, initiation and outcome of clinical trials for, additional indications, which will determine the amount of milestone, royalty, mark-up on cost of goods sold, license, and sublicense income that BioSpecifics may receive; the potential of XIAFLEX® to be used in additional indications; Endo modifying its objectives or allocating resources other than to XIAFLEX®; and other risk factors identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 (the “2018 Annual Report”), specifically in Part I, Item IA under the heading “Risk Factors” of the 2018 Annual Report and risk factors identified in our other filings with the Securities and Exchange Commission. All forward-looking statements included in this report are made as of the date hereof, are expressly qualified in their entirety by the cautionary statements included in this report and, except as may be required by law, we assume no obligation to update these forward-looking statements.

BioSpecifics Technologies Corp.

Condensed Consolidated Income Statement

(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenues:
Royalties	$11,763,375	$9,853,179	$38,187,755	$32,921,764
Licensing revenue	—	—	—	39,679

Total Revenues	11,763,375	9,853,179	38,187,755	32,961,443
Costs and expenses:
Research and development	136,289	187,128	590,331	756,776
General and administrative	2,672,010	2,460,327	9,285,372	8,805,989

Total costs and expenses	2,808,299	2,647,455	9,875,703	9,562,765
Operating income	8,955,076	7,205,724	28,312,052	23,398,678
Other income:
Interest income	515,107	443,317	1,986,855	1,294,651
Other, net	—	7,285	(259)	103,948

	515,107	450,602	1,986,596	1,398,599
Income before income tax expense	9,470,183	7,656,326	30,298,648	24,797,277
Provision for income tax expense	(2,116,363)	(1,472,642)	(5,828,840)	(4,744,008)

Net income	$7,353,820	$6,183,684	$24,469,808	$20,053,269

Earnings per share:
Basic	$1.00	$0.85	$3.35	$2.77

Diluted	$1.00	$0.84	$3.33	$2.73

Shares used in calculation of earnings per share:
Basic	7,340,306	7,278,134	7,315,144	7,242,212

Diluted	7,358,484	7,341,864	7,351,385	7,333,368

BioSpecifics Technologies Corp.

Selected Condensed Consolidated Balance Sheet Data

	December 31, 2019 (1)	December 31, 2018 (1)
Cash and cash equivalents	$4,999,183	$13,176,452
Investments	100,808,942	68,806,977
Accounts receivable	19,065,919	16,518,687
Deferred tax assets	—	313,768
Working capital	107,848,984	95,730,440
Total assets	126,653,268	100,092,042
Deferred tax liability, net	572,660	—
Total stockholders’ equity	124,491,102	97,588,520

(1)

The selected consolidated balance sheet information for the years ended December 31, 2019 and 2018 have been derived from the audited financial statements but do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

CONTACT: Stern Investor Relations, Inc., Sarah McCabe, 212-362-1200, sarah.mccabe@sternir.com